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LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK                      LINCOLN LIFE-TM-
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VUL/SVUL ADDENDUM TO APPLICATION
THIS VUL/SVUL ADDENDUM IS SUBMITTED AS A SUPPLEMENT TO LIFE INSURANCE
APPLICATION NO.

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NAME OF PROPOSED INSURED(s):______________________________________________________________________________________________________
                                First                       Middle Initial                       Last

                            ______________________________________________________________________________________________________
                                First                       Middle Initial                       Last

Name of Owner(s):_________________________________________________________________________________________________________________
                        First                      Middle  Initial                         Last

                 _________________________________________________________________________________________________________________
                        First                      Middle  Initial                         Last
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1. BROKER/
   DEALER                Print Name of Broker/Dealer:_____________________________________________________________________________
   INFORMATION
                         Address: ________________________________________________________________________________________________

                         Telephone:_________________________________ Field Office Code:___________________________________________
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2. INVESTMENT            Overall Investment Objective for Sub-Account Selections:
   OBJECTIVE             / / Aggressive Growth             / / Growth & Income                      (SELECT ONE OBJECTIVE ONLY)
                         / / Growth                        / / Income
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3. NO LAPSE
   PROVISION             The No Lapse Provision will only be effective if elected here and if the No Lapse Premium requirement is
   / / YES   / / NO      met.  (This provision may not be available for all products.)
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4. INITIAL               FIXED ACCOUNT    ________%  Transfer(s) from the Fixed Account may only be made during the 30-day
   PREMIUM               period following each Policy Anniversary and is (are) subject to a maximum annual limit of 20%
   PAYMENT               of the Fixed Account Value as of that Policy Anniversary.  (SEE POLICY SPECIFICATION PAGE)
   ALLOCATION
   (Allocation to any    VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS)
   one % line must be    AIM VARIABLE INSURANCE FUNDS, INC.                       JANUS ASPEN SERIES
   1% or more. Use       ____% AIM V.I. Growth Fund                               ____% Balanced Portfolio
   whole percentages     ____% AIM V.I. International Equity Fund                 ____% Worldwide Growth Portfolio
   only.  Grand Total    ____% AIM V.I. Value Fund
   of all allocations
   made in this                                                                   LINCOLN NATIONAL
   section of the        BARON CAPITAL FUNDS TRUST                                ____% LN Bond Fund, Inc.
   application must      ____% Baron Capital Asset Fund                           ____% LN Capital Appreciation Fund, Inc.
   equal 100%)                                                                    ____% LN Equity-Income Fund. Inc.
                                                                                  ____% LN Global Asset Allocation Fund, Inc.
                         BT INSURANCE FUNDS TRUST                                 ____% LN Money Market Fund, Inc.
   If DOLLAR COST        ____% BT EAFE-Registered Trademark- Equity Index Fund    ____% LN Social Awareness Fund, Inc.
   AVERAGING             ____% BT Equity 500 Index Fund
   is elected, an        ____% BT Small Cap Index Fund                            MFS-REGISTERED TRADEMARK- VARIABLE INSURANCE TRUST
   allocation must                                                                ____% MFS Emerging Growth Series
   be made to the                                                                 ____% MFS Total Return Series
   Money Market          DELAWARE GROUP PREMIUM FUND, INC.                        ____% MFS Utilities Series
   Fund and the %        ____% Delchester Series
   allocated must        ____% Devon Series                                       NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
   result in an initial  ____% Emerging Markets Series                            ____% AMT Mid-Cap Growth Portfolio
   amount of at least    ____% REIT Series                                        ____% AMT Partners Portfolio
   $1,000 in such        ____% Small Cap Value Series
   account. Please       ____% Trend Series                                       TEMPLETON VARIABLE PRODUCTS SERIES FUND
   complete Section 6.                                                            ____% International Fund - Class 2
                         FIDELITY VARIABLE INSURANCE PRODUCTS FUND II             ____% Stock Fund - Class 2
                         ____% Contrafund Portfolio - Service Class


                         FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
                         ____% Growth Opportunities Portfolio - Service Class

                         NOTE:  ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT
                         EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.  THE
                         DEATH BENEFIT PROCEEDS AND THE CASH VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE
                         OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT PROCEEDS MAY BE VARIABLE OR FIXED UNDER SPECIFIED
                         CONDITIONS.
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5. AUTOMATIC             / / Quarterly      / / Semi-Annual      / / Annual
   REBALANCING
   / / Yes  / / No       NOTE:  THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED.
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6. DOLLAR COST           SELECT ONE TRANSFER OPTION ($50 MINIMUM PER TRANSFER):
   AVERAGING             / /  $_____________ monthly      / /  $_____________ quarterly

   (FOLLOW               Each amount transferred is to be applied to the following Fund(s) in these percentages (USE WHOLE
   INSTRUCTIONS IN       PERCENTAGES ONLY.  TOTAL MUST EQUAL 100%).
   SECTION 3 BEFORE
   COMPLETING THIS       I(We) understand that these transfers will continue until the Fund is exhausted or I(we) terminate the
   SECTION)              program, whichever occurs earlier.  I(We) also understand that I(we) may add to such Fund at any time to continue this program or may change the periodic amounts.


                         AIM VARIABLE INSURANCE FUNDS, INC.                       JANUS ASPEN SERIES
                         ____% AIM V.I. Growth Fund                               ____% Balanced Portfolio
                         ____% AIM V.I. International Equity Fund                 ____% Worldwide Growth Portfolio
                         ____% AIM V.I. Value Fund
                                                                                  LINCOLN NATIONAL
                         BARON CAPITAL FUNDS TRUST                                ____% LN Bond Fund, Inc.
                         ____% Baron Capital Asset Fund                           ____% LN Capital Appreciation Fund, Inc.
                                                                                  ____% LN Equity-Income Fund. Inc.
                                                                                  ____% LN Global Asset Allocation Fund, Inc.
                         BT INSURANCE FUNDS TRUST                                 ____% LN Money Market Fund, Inc.
                         ____% BT EAFE-Registered Trademark- Equity Index Fund    ____% LN Social Awareness Fund, Inc.
                         ____% BT Equity 500 Index Fund
                         ____% BT Small Cap Index Fund
                                                                                  MFS-REGISTERED TRADEMARK- VARIABLE INSURANCE TRUST
                                                                                  ____% MFS Emerging Growth Series
                         DELAWARE GROUP PREMIUM FUND, INC.                        ____% MFS Total Return Series
                         ____% Delchester Series                                  ____% MFS Utilities Series
                         ____% Devon Series
                         ____% Emerging Markets Series                            NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                         ____% REIT Series                                        ____% AMT Mid-Cap Growth Portfolio
                         ____% Small Cap Value Series                             ____% AMT Partners Portfolio
                         ____% Trend Series
                                                                                  TEMPLETON VARIABLE PRODUCTS SERIES FUND
                         FIDELITY VARIABLE INSURANCE PRODUCTS FUND II             ____% International Fund - Class 2
                         ____% Contrafund Portfolio - Service Class               ____% Stock Fund - Class 2


                         FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
                         ____% Growth Opportunities Portfolio - Service Class
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7. CERTIFICA-            I(We) have read the above questions and answers and declare that they are complete and true to the best
   TIONS                 of my (our) knowledge and belief.  I(We) agree, a) that this VUL/SVUL Addendum to Application and Life
                         Insurance Application (Part I pages 1, 2, 3 and 4, and Part II, or Part IIA, if required) shall form a part of any policy/contract issued, and b) that no Agent/Representative of the Company shall have the authority to waive a  complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements.  I(We) further agree that no insurance shall take effect unless and until  the  policy/contract has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the Proposed Insured(s), and provided the
                         Proposed Insured(s) remain in the state of health and insurability represented in Parts I and II, or Part
                         IIA if required, of this Application.

                         I(We) acknowledge receipt of a current prospectus.

                         ILLUSTRATIONS  OF  BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES ARE
                         AVAILABLE UPON REQUEST.
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8. SIGNATURES
                         Signed at_________________________________________________________      On________/________/________
                                                          CITY / STATE                              MO.      DAY      YEAR

                         ____________________________________________________________________________________________________
                                          SIGNATURE OF PROPOSED INSURED(S)

                         ____________________________________________________________________________________________________
                                                 SIGNATURE(S) OF OWNER(S) IF OTHER THAN PROPOSED INSURED(S)

                         ____________________________________________________________________________________________________
                                                              SIGNATURE OF WITNESS

                         ____________________________________________________________________________________________________
                                               SIGNATURE OF LICENSED AGENT/REGISTERED REPRESENTATIVE
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